            EXHIBIT (15) LETTER RE: UNAUDITED FINANCIAL INFORMATION

Board of Directors and Shareholders
Park-Ohio Holdings Corp.

     We are aware of the incorporation by reference in the following Registration Statements of Park-Ohio Holdings Corp., for the registration of its common stock of our report dated November 11, 2002 relating to the unaudited consolidated interim financial statements of Park-Ohio Holdings Corp., which are included in its Form 10-Q for the quarter ended September 30, 2002.

                                                                       SHARES
REGISTRATION STATEMENT           DESCRIPTION                         REGISTERED
----------------------           -----------                         ----------
Form S-8 (33-01047)              Individual Account Retirement Plan  1,500,000
Form S-8 (333-58161)             1998 Long-Term Incentive Plan         550,000

                                          /s/ Ernst & Young LLP

Cleveland, Ohio
November 13, 2002

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